Exhibit 99.1

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Pernix Therapeutics Provides Update on Arbitration

MORRISTOWN, N.J., February 3, 2017 - Pernix Therapeutics Holdings, Inc. (NASDAQ: PTX), a specialty pharmaceutical company with a focus on Pain and CNS conditions, today provided an update on the Company's arbitration with GlaxoSmithKline ("GSK"). Pernix and GSK had been in arbitration regarding claims related to the Treximet asset purchase agreement and supply agreement. On January 31, 2017, the arbitration tribunal issued opinions in favor of GSK, awarding it damages and fees in the amount of approximately $35 million, plus interest (estimated to be approximately $2 to $5 million). The tribunal also denied Pernix's claim that GSK breached its obligations under the supply agreement. Pernix has already paid to GSK, or into an escrow account, an aggregate of $16.5 million, which will offset the total award. Pernix is reviewing the opinions, including the amount of interest, and intends to work with GSK to conclude the matter.

As of February 1, 2017, Pernix's unaudited cash balance was approximately $26 million, after making the scheduled payment of interest and principal in respect of its Treximet secured notes on such date.

Pernix will continue to focus on improved performance, driven by commercial execution, the acquisition, development and commercialization of prescription products, and operational efficiency. The Company will also continue to analyze various alternatives in order to proactively address its liquidity and capital structure in a constructive manner, including strategic and refinancing alternatives, asset sales, and mergers and acquisitions.

About Pernix Therapeutics

Pernix Therapeutics is a specialty pharmaceutical business with a focus on acquiring, developing and commercializing prescription drugs primarily for the U.S. market. The Company targets underserved therapeutic areas such as CNS, including neurology and pain management, and has an interest in expanding into additional specialty segments. The Company promotes its branded products to physicians through its integrated Pernix sales force and markets its generic portfolio through its wholly owned subsidiaries, Macoven Pharmaceuticals, LLC and Cypress Pharmaceutical, Inc.

To learn more about Pernix Therapeutics, visit www.pernixtx.com.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and the Exhibit hereto include "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 - that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address Pernix's expected future business and financial performance, and often contain words such as "anticipate," "believe," "intend," "expect," "plan," "will" or other similar words. These forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause such forward-looking statements not to be realized and that could cause actual results to differ materially from Pernix's expectations in these statements. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business including, without limitation: our ability to successfully complete a refinancing or restructuring of our existing debt or to enter into asset sales or mergers and acquisitions transactions;

changes in our business plan or forecasts, including those that we have previously disclosed; the rate and degree of market acceptance of, and our ability and our distribution and marketing partners' ability to obtain reimbursement for, any approved products; our ability to successfully execute our sales and marketing strategy, including to continue to successfully recruit and retain sales and marketing personnel in the U.S.; our ability to obtain additional financing; our ability to maintain regulatory approvals for our products; the accuracy of our estimates regarding expenses, future revenues and capital requirements; our ability to manage our anticipated future growth; the ability of our products to compete with generic products as well as new products that may be developed by our competitors; our ability and our distribution and marketing partners' ability to comply with regulatory requirements regarding the sales, marketing and manufacturing of our products; the performance of our manufacturers, over which we have limited control; our ability to obtain and maintain intellectual property protection for our products; our ability to operate our business without infringing the intellectual property rights of others; the success and timing of our clinical development efforts; the loss of key scientific or management personnel; acceptance of our products by health insurance providers for reimbursement; elimination of, changes in, or Pernix's failure to satisfy rebate programs under managed care contracts; regulatory developments in the U.S. and foreign countries and our ability to either acquire or develop and commercialize other product candidates in addition to our current products. For more information about other risks that could affect the forward-looking statements herein, please see Pernix's most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings made with the Securities and Exchange Commission. Pernix expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

CONTACT
 Investor Relations
Matthew P. Duffy, 212-915-0685
LifeSci Advisors, LLC
matthew@lifesciadvisors.com